                                                                    EXHIBIT 99.1


                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


         This Registration Rights and Lock-Up Agreement (this "AGREEMENT") is entered into as of April 1, 1998 by and between Gables Residential Trust, a Maryland real estate investment trust (the "COMPANY"), and each of the persons who are signatories hereto (each, a "HOLDER" and collectively, the "HOLDERS").

         WHEREAS, each Holder is to receive the number of units (the "ACQUIRED UNITS") of limited partnership interest ("UNITS") in Gables Realty Limited Partnership, a Delaware limited partnership (the "OPERATING PARTNERSHIP"), set forth next to such Holder's name on SCHEDULE A hereto, issued without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in connection with the contribution to the Operating Partnership of certain property pursuant to that certain Contribution Agreement, dated as of March 16, 1998, by and among the Company, the Operating Partnership, and certain other persons listed on the signature pages thereto (the "CONTRIBUTION AGREEMENT");

         WHEREAS, under the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 24, 1997, holders of Units may present such Units to the Operating Partnership for redemption, and any Units so presented will be acquired by the Company, at the Company's option, for cash or common shares of beneficial interest, par value $.01 per share ("COMMON SHARES"), of the Company;

         WHEREAS, it is a condition precedent to the closing of the Contribution Agreement that the Company provide the Holders with the registration rights set forth in Section 3 hereof.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       CERTAIN DEFINITIONS.

         As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "PERSON" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus,



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including post-effective amendments, and in each case including all material incorporated by reference therein.

         "REGISTRABLE SHARES" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144 under the Securities Act or (iii) Shares eligible for sale pursuant to Rule 144(k) under the Securities Act. All references in this Agreement to Rule 144 and subsections thereof shall refer to corresponding provisions of future law.

         "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation:
(i) all SEC, stock exchange or NASD registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 5 hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audit or "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

         "REGISTRATION STATEMENT" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers the resale of any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "SHARES" shall mean any Common Shares issued or to be issued to the Holders by the Company upon acquisition by the Company of any Acquired Units presented to the Operating Partnership for redemption.




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         2.       LOCK-UP AGREEMENT. Each Holder hereby agrees that for one (1)
year from the date hereof, without the prior written consent of the Company, it will not offer, pledge, sell, contract to sell, grant any options for the sale of, seek the redemption of or otherwise transfer of dispose of, directly or indirectly, any Acquired Units (the "LOCK-UP PERIOD").

         3.       REGISTRATION.

         (a) FILING OF SHELF REGISTRATION STATEMENT. Subject to the conditions set forth in this Agreement, within six (6) months of the date hereof, the Company shall cause to be filed a Registration Statement under Rule 415 under the Securities Act relating to the sale by the Holders of all of the Registrable Shares in accordance with the terms hereof, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC by the expiration of the Lock-up Period. The Company agrees to use its commercially reasonable efforts to keep the Registration Statement continuously effective until the earliest of (a) the date on which the Holders no longer hold any Registrable Shares or (b) the date on which all of the Registrable Shares held or subsequently acquired by the Holders have become eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act and the Company has delivered to each such Holder an opinion of counsel to such effect (hereinafter referred to as the "SHELF REGISTRATION EXPIRATION DATE").

         (b) DEMAND REGISTRATION. Subject to the conditions set forth in this Agreement, at any time after the Shelf Registration Expiration Date and while any Registrable Shares are outstanding, the Company shall, at the written request of any Holder who is unable to sell its Registrable Shares pursuant to Rule 144(k) under the Securities Act, cause to be filed as soon as practicable after the date of such request by such Holder a Registration Statement under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company may, in its sole discretion, elect to file the Registration Statement before receipt of notice from any Holder. The Company agrees to use its commercially reasonable efforts to keep the Registration Statement continuously effective thereafter until the date on which such Holder no longer holds any Registrable Shares.

         (c) PIGGYBACK REGISTRATION. If at any time after the Shelf Registration Expiration Date and while any Registrable Shares are outstanding and a Registration Statement applicable to Holders under Sections 3(a) or 3(b) is not effective, the Company (in its sole discretion and without any obligation to do so) proposes to file a registration statement under the Securities Act with respect to an offering solely of Common Shares solely for cash (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Shares, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or (v) relating to a transaction



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
pursuant to Rule 145 of the Securities Act), whether or not for its own account, the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "PIGGYBACK REGISTRATION"). Subject to the provisions of Section 4 below, the Company shall include in such Piggyback Registration, in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith, all Registrable Shares for which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of Common Shares requested to be included in such registration exceeds the number of Common Shares that can be sold in such offering without impairing the pricing or other commercial practicality of such offering, the Company will include in such registration in the following priority: (i) first, all Common Shares the Company proposes to sell, (ii) second, up to the full number of applicable Common Shares requested to be included in such registration by holders of Common Shares with prior or superior piggyback registration rights and (iii) third, up to the full number of applicable Registrable Shares and Common Shares requested to be included in such registration by any Holders and other holders of Common Shares with piggyback registration rights of similar priority which, in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering (with the number of such Registrable Shares and other Common Shares of each Holder and such other holders, respectively, to be included in the Piggyback Registration to be allocated pro rata among the Holders and such other holders on the basis of the total number of shares requested to be included in such registration by all such Holders of Registrable Shares and such other holders of Common Shares).

         (d) NOTIFICATION AND DISTRIBUTION OF MATERIALS. The Company shall notify each Holder of the effectiveness of any Registration Statement applicable to the Shares of such Holder and shall furnish to each such Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

         (e) AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (a) such time as all of the




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
Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (b) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Section 3. Upon five (5) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

         (f) NOTICE OF SEC FILINGS, ETC. The Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement applicable to the Shares of such Holder or any Prospectus, amendment or supplement related thereto or any post-effective amendment to such Registration Statement and the effectiveness of any post-effective amendment.

         (g) NOTICE OF CERTAIN OTHER EVENTS. At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by a Holder to a transferee, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

         4. STATE SECURITIES LAWS. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, a Holder



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
has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

         5. EXPENSES. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, except that each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.

         6. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (each an "INDEMNITEE") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, THAT the Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished to the Company for use in connection with the Registration Statement or the Prospectus contained therein by such Indemnitee or (ii) such Holder's failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holder by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented prospectus.




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
         7. COVENANTS OF HOLDERS. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares in connection with the preparation of a Registration Statement with respect to such Holder's Registrable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding the Holder, its plan of distribution or its ownership interests, which was furnished to the Company by the Holder for use therein unless such statement or omission was corrected in writing to the Company not less than two (2) business days prior to the date of the final prospectus (as supplemented or amended, as the case may be) or (ii) the failure by the Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company.

         8.       SUSPENSION OF REGISTRATION REQUIREMENT.

         (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to such Holder's Registrable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that the sale of Registrable Shares under the Registration Statement would impair the pricing or other commercial practicality of the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional





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
disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a BONA FIDE business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 90 days. The Company shall notify the Holders of the existence and, in the case of circumstances referred to in clause (i) of this Section 8(b), nature of any Suspension Event.

         (c) Each Holder of Registrable Shares agrees, if requested by the Company in the case of a Company-initiated nonunderwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in a Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Company-initiated registration), during the 15-day period prior to, and during the 60-day period beginning on, the date of effectiveness of each Company-initiated offering made pursuant to the registration statement relating to such Company-initiated offering, to the extent timely notified in writing by the Company or the managing underwriters; PROVIDED, HOWEVER, that such 60-day period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 3(f) or (g) hereof to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof.

         9. BLACK-OUT PERIOD. Each Holder agrees that, following the effectiveness of any Registration Statement relating to the Registrable Shares of such Holder, such Holder will not effect any sales of the Registrable Shares pursuant to such Registration Statement or any filings with any state securities commission at any time after such Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five
(5) days after the conclusion of any such Suspension Event.

         10. ADDITIONAL SHARES. The Company, at its option, may register, under any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Shares of the Company or any Common Shares of the Company owned by any other shareholder or shareholders of the Company.






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
         11. CONTRIBUTION. If the indemnification provided for in Sections 6 and 7 is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, HOWEVER, that in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 6 or 7 hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

         Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

         12. NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

         13. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and Holders holding in excess of two-thirds of the aggregate of all Registrable Shares then outstanding. Notwithstanding the foregoing, the Company may amend SCHEDULE A hereto without the consent of Holders to reflect (i) a transfer of Acquired Units or Registrable




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
Shares to a substitute or additional Holder in accordance with the terms hereof; or (ii) a reduction in the number of Registrable Shares then held by the Holders.

         14. NOTICES. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(e) or
Section 7, a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

                  If to the Company:        Gables Residential Trust
                                            2859 Paces Ferry Road
                                            Suite 1450
                                            Atlanta, Georgia 30339
                                            Attn:  Marcus E. Bromley
                                            Telecopy: (770) 438-5559

                  with a copy to:           Goodwin, Procter & Hoar LLP
                                            Exchange Place
                                            Boston, MA 02109
                                            Attn: Gilbert G. Menna, P.C.
                                            Telecopy: (617) 523-1231

                  If to the Holders:        As listed on the applicable Holder
                                            Signature Page

In addition to the manner of notice permitted above, notices given pursuant to Sections 3, 8 and 9 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

         15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder; provided, however, that a Holder may assign its rights and obligations hereunder, following at least ten (10) days prior written notice to the Company, to a permitted transferee in connection with a transfer of Units in accordance with the terms of the Partnership Agreement, if such transferee agrees in writing to be bound by all of the provisions hereof. Any attempted assignment hereof by any Holder that is not in accordance with the foregoing will be void and of no effect and shall terminate all obligations of the Company hereunder.




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
         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

         18. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         19. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.





                                        GABLES RESIDENTIAL TRUST



                                        By: /s/ Marvin R. Banks, Jr.
                                            -----------------------------------
                                            Name: Marvin R. Banks, Jr.
                                            Title: Senior Vice President



                                        [SIGNATURES OF HOLDERS]




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                             SCHEDULE A (as amended)

                       List of Holders and Acquired Units

                                                                     Number of
     Holders                      Address for Notice              Acquired Units
     -------                      ------------------              --------------

1.   James J. Billik              15702 Acorn Circle                     7,158
                                  Tavares, FL 32778

2.   Clifford A. Breining         Trammell Crow Residential             25,445
                                  P.O. Box 9540
                                  6552 Via Dos Valles
                                  Rancho Santa Fe, CA 92067

3.   Brad D. Bryant               Gables Residential Trust              72,864
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

4.   CFP Residential, L.P.        c/o Sarah Puckett                    372,763
                                  2001 Ross Avenue, Suite 3200
                                  Dallas, TX 75201

5.   Ann Cash                     Gables Residential Trust              24,316
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

6.   Harlan R. Crow               Crow Family Holdings                     459
                                  2001 Ross Avenue, Suite 3200
                                  Dallas, TX 75201

7.   Crow Residential Realty      c/o Sarah Puckett                     49,665
        Investors, L.P.           2001 Ross Avenue, Suite 3200
                                  Dallas, TX 75201

8.   Trammell S. Crow             Crow Family Holdings                     680
                                  2001 Ross Avenue, Suite 3200
                                  Dallas, TX 75201

9.   Joseph B. Fraser III         51 Myrtle Island                       1,080
                                  Bluffton, SC 29910





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


10.  Terence C. Golden            Host Marriott Corporation             16,688
                                  10400 Fernwood Road
                                  Bethesda, MD 20817

11.  Michael M. Hefley            Gables Residential Trust              98,714
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

12.  Greg W. Iglehart             Gables Residential Trust             230,000
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

13.  JRT Holdings, Inc.           c/o J. Ronald Terwilliger             27,223
                                  Trammell Crow Residential
                                  2859 Paces Ferry Road
                                  Suite 1400
                                  Atlanta, GA 30339

14.  J. Ronald Terwilliger        c/o J. Ronald Terwilliger, Trustee    49,665
                                  Trammell Crow Residential
                                  2859 Paces Ferry Road
                                  Suite 1400
                                  Atlanta, GA 30339

15.  William C. MacDonald         Trammell Crow Residential             52,433
                                  6010 Executive Blvd., Suite 200
                                  Rockville, MD 20852

16.  Snowden Marshall             5153 NW 30th Court                     2,671
                                  Margate, FL 33063

17.  Randy J. Price               Trammell Crow Residential             56,671
                                  717 N. Harwood, Suite 1200
                                  Lock Box 128
                                  Dallas, TX 75201

18.  RCS Development Corp.        c/o Robert C. Speicher                31,804
                                  The Castle Group
                                  675 Mariners Island Blvd.
                                  Suite 109
                                  San Mateo, CA 94404




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19.  Bettina Scherer              Gables Residential Trust              22,228
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

20.  Christopher Smiles           Gables Residential Trust              24,043
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487

21.  Robert C. Speicher           The Castle Group                     131,650
                                  675 Mariners Island Blvd.
                                  Suite 109
                                  San Mateo, CA 94404

22.  TCF Residential              c/o Sarah Puckett                    140,266
       Partnership, Ltd.          2001 Ross Avenue, Suite 3200
                                  Dallas, TX 75201

23.  J. Ronald Terwilliger        Trammell Crow Residential            263,459
                                  2859 Paces Ferry Road
                                  Suite 1400
                                  Atlanta, GA 30339

24.  Patricia B. Terwilliger      Trammell Crow Residential            192,300
                                  2859 Paces Ferry Road
                                  Suite 1400
                                  Atlanta, GA 30339

25.  Chris D. Wheeler             Gables Residential Trust             454,171
                                  6551 Park of Commerce Blvd.
                                  Suite 100
                                  Boca Raton, FL 33487




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